UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 23, 2013

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2013, Syniverse Holdings, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment (the “Second Amendment”) to its Credit Agreement, dated as of April 23, 2012 (as amended by an Incremental Commitment Amendment to its Credit Agreement, dated as of June 28, 2013, and the Second Amendment, the “Credit Agreement”), by and among the Company, Buccaneer Holdings, Inc., a Delaware corporation, the financial institutions and lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, which provides for a credit facility consisting of initial term loans (the “Initial Term Loans”), tranche B term loans and a revolving credit facility. Under the Second Amendment, the rate at which the Initial Term Loans under the Credit Agreement bear interest was amended to reduce (i) the margin over the LIBOR rate from 3.75% to 3.00%, (ii) the margin over the base rate from 2.75% to 2.00%, (iii) the “LIBOR floor” from 1.25% to 1.00% and (iv) the “base rate floor” from 2.25% to 2.00%.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Second Amendment, which will be filed as an exhibit to the Company's next periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 concerning the Second Amendment is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2013

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel